UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 8, 2022, PennyMac Financial Services, Inc. (the “Company”), through its indirect subsidiary, PNMAC GMSR ISSUER TRUST (“Issuer Trust”), issued an aggregate principal amount of $500 million in secured term notes (the “2022-GT1 Notes”) to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The 2022-GT1 Notes bear interest at a rate equal to United States 30 Day Average Secured Overnight Financing Rate or SOFR plus 4.25% per annum, payable each month beginning in June 2022, on the 25th day of such month or, if such 25th day is not a business day, the next business day. The 2022-GT1 Notes will mature on May 25, 2027 or, if extended pursuant to the terms of the Term Note Indenture Supplement (as defined below), either May 25, 2028 or May 25, 2029 (unless earlier redeemed in accordance with their terms). The 2022-GT1 Notes have been assigned an investment grade rating of BBB by Kroll Bond Rating Agency, and will rank pari passu with (i) the secured term notes due February 25, 2023 issued by Issuer Trust on February 28, 2018 (the “2018-GT1 Notes”); (ii) the secured term notes due August 25, 2023 issued by Issuer Trust on August 10, 2018 (the “2018-GT2 Notes”); (iii) the Series 2020-SPIADVF1 Notes dated April 1, 2020 issued by Issuer Trust; and (iv) the Series 2016-MSRVF1 Notes dated December 19, 2016 and July 30, 2021, respectively, issued by Issuer Trust. In addition, the 2022-GT1 Notes are secured by certain participation certificates relating to Ginnie Mae mortgage servicing rights (“MSRs”) and excess servicing spread relating to such MSRs (“ESS”) that are financed by PLS pursuant to a series of structured finance transactions, which are further described in the Company’s Current Reports on Form 8-K filed on December 21, 2016, March 6, 2018, August 15, 2018, April 7, 2020, and August 5, 2021, respectively, as well as in the Company’s other current and periodic reports.

The 2022-GT1 Notes have not been and are not expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold within the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The 2022-GT1 Notes were issued pursuant to the terms of (i) an amendment no. 1, dated as of June 8, 2022, (the “Indenture Amendment”) to the third amended and restated base indenture, dated as of April 1, 2020 (the “Amended Base Indenture”), by and among Issuer Trust, Citibank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary, PennyMac Loan Services, LLC, as the servicer and administrator, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and Pentalpha Surveillance LLC, as credit manager; and (ii) a Series 2022-GT1 indenture supplement, dated as of June 8, 2022, to the third amended and restated base indenture, dated as of April 1, 2020 (the “Term Notes Indenture Supplement”). Other material terms of the Amended Base Indenture are described more fully in the Company’s Current Report on Form 8-K filed on April 7, 2020.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the other descriptions and the full text of the agreements and amendments in the following: (i) the Indenture Amendment attached hereto as Exhibit 10.1; (ii) the Term Notes Indenture Supplement attached hereto as Exhibit 10.2; and (iii) the full text of the Third Amended and Restated Base Indenture, dated as of April 1, 2020, which has been filed with the Company’s Current Report on Form 8-K as filed with the SEC on April 7, 2020 as Exhibit 10.5.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Third Amended and Restated Base Indenture, dated as of June 8, 2022, by and among PNMAC GMSR ISSUER TRUST, Citibank, N.A., PennyMac Loan Services, LLC, Credit Suisse First Boston Mortgage Capital LLC, and Pentalpha Surveillance LLC.
10.2	Series 2022-GT1 Indenture Supplement to Third Amended and Restated Base Indenture, dated as of June 8, 2022, by and among PNMAC GMSR ISSUER TRUST, Citibank, N.A., PennyMac Loan Services, LLC, and Credit Suisse First Boston Mortgage Capital LLC.
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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Third Amended and Restated Base Indenture, dated as of June 8, 2022, by and among PNMAC GMSR ISSUER TRUST, Citibank, N.A., PennyMac Loan Services, LLC, Credit Suisse First Boston Mortgage Capital LLC, and Pentalpha Surveillance LLC.
10.2	Series 2022-GT1 Indenture Supplement to Third Amended and Restated Base Indenture, dated as of June 8, 2022, by and among PNMAC GMSR ISSUER TRUST, Citibank, N.A., PennyMac Loan Services, LLC, and Credit Suisse First Boston Mortgage Capital LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: June 14, 2022	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer